NEITHER THIS WARRANT NOR THE COMMON STOCK THAT MAY BE ACQUIRED UPON THE EXERCISE HEREOF ("WARRANT SHARES"), AS OF THE DATE OF ISSUANCE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND NEITHER THIS WARRANT NOR THE WARRANT SHARES MAY BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT

                               For the Purchase of

                          30,000 shares of Common Stock

                                       of

                                  HumaScan Inc.

                            (A Delaware Corporation)


1.   Purchase Option.

     THIS CERTIFIES THAT Zigmed Corporation ("Holder"), as registered owner of this Warrant, is entitled to subscribe for, purchase and receive, in whole or in part, up to 30,000 shares ("Shares") of common stock ("Common Stock") of HumaScan Inc. (the "Company") upon the terms and conditions set forth below. The Shares are sometimes referred to herein as the "Securities." This Warrant is initially exercisable at $4.725 per Share purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.   Exercise.

     2.1. Exercisability. The right to purchase all 30,000 of the Shares vested immediately upon the grant of this Warrant and shall expire at 5:00 p.m. on May 14, 2003.

     2.2. Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price in cash or by certified check or official bank check for the Shares being purchased.

     2.3. Legend. Each certificate for Securities purchased under this Warrant shall bear a legend as follows unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."


     2.4. Cashless Exercise

         2.4.1. Determination of Amount. In lieu of the payment of the Exercise Price in the manner required by Section 2.2, the Holder shall have the right (but not the obligation) to pay the Exercise Price for the Securities being purchased with this Warrant upon exercise by the surrender to the Company of any exercisable but unexercised portion of this Warrant having a "Value" (as defined below), at the close of trading on the last trading day immediately preceding the exercise of this Warrant, equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased upon exercise ("Cashless Exercise Right"). The sum of (a) the number of shares of Common Stock being purchased upon exercise of the non-surrendered portion of this Warrant pursuant to this Cashless Exercise Right and (b) the number of shares of Common Stock underlying the portion of this Warrant being surrendered shall not in any event be greater than the total number of shares of Common Stock purchasable upon the complete exercise of this Warrant if the Exercise Price were paid in cash. The "Value" of the portion of this Warrant being surrendered shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of shares of Common Stock underlying the portion of this Warrant being surrendered from (b) the Market Price of the shares of Common Stock multiplied by the number of shares of Common Stock underlying the portion of this Warrant being surrendered. As used herein, the term "Market Price" at any date shall be deemed to be the last reported sale price of the Common Stock on such date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or if any such exchange on which the Common Stock is listed is not its principal trading market, the last reported sale price as furnished by the NASD through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or SmallCap Market or OTC Bulletin Board or similar organization, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         2.4.2. Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with a duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer Restrictions. This Warrant and the Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Warrant or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Warrant or Securities, as the case may be, has been filed by the Company and declared effective by the

Securities and Exchange Commission ("Commission") and is in compliance with applicable state law.

4.   New Warrants to be Issued.

     4.1. Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise, conversion or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (except in the case of cashless exercise) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

     4.2. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.   Registration Rights.

     5.1. Registration of Warrant Shares.

         5.1.1. Grant of Right. The Company agrees to register all of the Securities. The Company will file a registration statement covering the Securities on or before November 16, 1998 and use its best efforts to have such registration statement declared effective promptly thereafter.

         5.1.2. Terms. The Company shall bear all fees and expenses attendant to registering the Securities, but the Holder shall pay any and all underwriting commissions and expenses and the fees and expenses of any legal counsel selected by the Holder to represent them in connection with the sale of the Securities. The Company agrees to qualify or register the Securities in such States as are reasonably requested by the Holder; provided, however, that in no event shall the Company be required to register the Securities in a State in which such registration would cause (i) the Company to be obligated to register or license to do business in such State or consent to general service of process in such jurisdiction, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to Section 5.1.1 to remain effective until the earlier of (x) the first date on which all of the Securities covered by such registration statement have been sold by the Holder or (y) the first date on which all of the Securities are eligible for resale by the Holder pursuant to the provisions of Rule 144(k) under the Act.

     5.2. General Terms.

         5.2.1. Indemnification. The Company shall indemnify the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in (i) the registration statement or the prospectus filed as part of the registration statement (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments; or (iii) any application or other document or written communication (in this Section 5.2 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for use in any preliminary prospectus, the registration statement or the final prospectus, or any amendment or supplement thereof, or in any application, as the case may be; provided, further, that the indemnification hereunder shall not be applicable to any preliminary prospectus if the untrue statement or alleged untrue statement was contained in a preliminary prospectus and was corrected in the final prospectus. The Holder, and its successors and assigns, shall indemnify the Company and each director of the Company, each officer of the Company who signed such registration statement and each controlling person of the Company (within the meaning of Section 15 of the Act and Section 20(a) of the Exchange Act) against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the Holder, or its successors or assigns, in writing, for specific inclusion in such registration statement.

         5.2.2. Exercise of Warrant. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or after the initial filing of any registration statement or the effectiveness thereof.

         5.2.3. Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter selected by the Holder whose Securities are being registered pursuant to Section 5.1. Such agreement shall be reasonably satisfactory in form and substance to the Company, the Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriter.

         5.2.4. Documents to be Delivered by Holder. The Holder shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

6.   Adjustments.

     6.1. Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

         6.1.1. Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event that affects the corporate structure of the Company and the Common Stock of the Company, as a class, then, on the effective date thereof, the number of Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

         6.1.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a reverse stock split, consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

         6.1.3. Adjustments in Exercise Price. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares so purchasable immediately thereafter.

         6.1.4. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

     6.2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise or transfer of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise of this Warrant.

8.   Certain Notice Requirements.

     8.1. Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

     8.2. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change ("Price Notice").

     8.3. Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.   Miscellaneous.

     9.1. Amendments. All modifications or amendments of this Warrant shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

     9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     9.3. Entire Agreement. This Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.4. Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     9.5. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

     9.6. Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder thereafter to enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     IN WITNESS WHEREOF, the Company has caused the within Warrant to be signed by its duly authorized officer as of the 15th day of May, 1998.


                                            HUMASCAN INC.


                                            By: /s/ Kenneth S. Hollander
                                                --------------------------------
                                                Name:   Kenneth S. Hollander
                                                Title:  Chief Financial Officer

Form to be used to exercise the Warrant:


HumaScan Inc.
125 Moen Avenue
Cranford, New Jersey  07016


Date:_________________, _____

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of HumaScan Inc. and hereby makes payment of $____________ (at the rate of $___ per share) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

                                      or
                                      --

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____________ shares of Common Stock of HumaScan Inc. by surrender of the unexercised portion of the within Warrant (with a "Value" of $_______ based on a "Market Price" of $___ per share of Common Stock). Please issue the Common Stock in accordance with the instructions given below.


                                                      __________________________
                                                      Signature





     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name     ____________________________________________________
                        (Print in Block Letters)

Address  ____________________________________________________

Form to be used to assign the Warrant:


                                   ASSIGNMENT


     (To be executed by the registered Holder to effect a transfer of the within Warrant):

     FOR VALUE RECEIVED,____________________________________ does hereby sell, assign and transfer unto _______________________________ the right to purchase _______________________ shares of common stock of HumaScan Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 19__



                                                      __________________________
                                                      Signature


     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.